EXHIBIT 10.1

Notice of Option Grant

Participant:	/$ParticipantName$/

Employee ID:	/$OptioneeID$/

Company:	Visa Inc.

Notice:
You have been granted the following stock option (the “Option”) to purchase Shares in accordance with the terms of the Visa Inc. 2007 Equity Incentive Compensation Plan, as it may be amended or restated from time to time (the “Plan”) and the Stock Option Award Agreement (the “Agreement”) attached hereto. Capitalized terms used but not defined herein have the meaning set forth in the Plan.

Type of Award:	Non-Qualified Stock Option

Grant ID:	/$GrantID$/

Grant:	Grant Date: /$GrantDate$/ Option Price per Share: /$GrantPrice$/ Number of Shares under Option: /$AwardsGranted$/

Stock Option Award Agreement - Schedule A

Vesting:
The exercise of the Option is subject to the terms of the Plan and the Agreement. Beginning on each of the following dates, you may exercise the Option to purchase the corresponding portion of the total number of Shares underlying the Option. You may then exercise the Option to purchase that portion of the Shares at any time until the Option terminates or expires.

Shares on Vesting Date
/$VestingSchedule$/

However, in the event of your death or Disability (as defined in the Agreement), any outstanding and then-unvested portion of the Option will then immediately become fully vested and exercisable or in the event of your Termination due to Retirement (as defined in the Agreement), the Option will continue to vest according to the regular vesting schedule stated above.

Additionally, in the event of your Termination by the Company without Cause (as defined in the Agreement), the Option will then immediately become vested and exercisable as to a portion of the Shares underlying the Option, determined by multiplying the number of Shares subject to the Option by a fraction, the numerator of which is the number of days you were employed (up to and including the date of such Termination) by the Company, or a Subsidiary or Affiliate during the full vesting period and the denominator of which is the number of days in the full vesting period, reduced by the number of Shares subject to the portion of the Option that has already vested by its terms prior to the date of such Termination.

Moreover, the Option and any Shares issued or cash payment(s) made hereunder are subject to rescission and forfeiture during your employment and for twelve (12) months after the later of your (i) Termination or (ii) receipt of cash payment(s) or Shares hereunder if you engage in Detrimental Activity during such periods, as described in Section 4(g) below.

Expiration Date:	The Option will expire ten years from the Grant Date, subject to earlier termination as set forth in the Plan and the Agreement.

Acceptance:
To accept or reject your Stock Option award (the “Award”), please complete the online form (“Accept or Reject Your Grant”) as promptly as possible, but, in any case, within ninety (90) days after the Grant Date. If you accept the Award, you will be deemed to have agreed to the terms and conditions set forth in the Agreement, the terms and conditions of the Plan, and the Addendum with Additional Country Specific Terms and Conditions attached as Exhibit A, all of which are made part of the Agreement. If you do not accept the Award within ninety (90) days after the Grant Date, it may be cancelled in accordance with the Agreement. The Agreement is available to you online in your Merrill Benefits Online account via this link: https://benefits.ml.com.

Visa Inc.
2007 Equity Incentive Compensation Plan
Stock Option Award Agreement
This Stock Option Award Agreement (this “Agreement”), dated as of the Grant Date set forth in the Notice of Option Grant attached as Schedule A hereto (the “Grant Notice”), is made between Visa Inc. (the “Company”) and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Agreement.
1.     Grant of the Option.
(a)    Subject to the provisions of this Agreement and the provisions of the Visa Inc. 2007 Equity Incentive Compensation Plan, as it may be amended or restated from time to time (the “Plan”), the Company hereby grants to the Participant, pursuant to the Plan, the right and option (the “Option”) to purchase all or any part of the number of shares of Class A common stock of the Company (“Shares”) set forth in the Grant Notice at the Option Price per Share and on the other terms as set forth in the Grant Notice.
(b)    The Option is intended to be a Non-Qualified Stock Option.
2.     Exercisability of the Option.
The Option shall become exercisable in accordance with the exercisability schedule and other terms set forth in the Grant Notice. The Option shall terminate on the tenth anniversary of the Grant Date stated in the Grant Notice (the “Expiration Date”), subject to earlier termination as set forth in the Plan and this Agreement.
3.     Method of Exercise of the Option.
(a)    The Participant may exercise the Option, to the extent then exercisable, by delivering a written or electronic notice to the Company’s Stock Plan Administrator in a form satisfactory to the Committee specifying the number of Shares with respect to which the Option is being exercised and payment to the Company of the aggregate Option Price in accordance with Section 3(b).
(b)    At the time the Participant exercises the Option, the Participant shall pay the Option Price of the Shares as to which the Option is being exercised to the Company, subject to such terms, conditions and limitations as the Committee may prescribe: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) unencumbered Shares previously acquired by the Participant exercising such Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price; (iii) a cashless (broker-assisted) exercise that complies with all applicable laws; (iv) withholding of Shares otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price; or (v) by a combination of the consideration provided for in the foregoing clauses (i), (ii), (iii), and (iv).
(c)    The Company’s obligation to deliver the Shares to which the Participant is entitled upon exercise of the Option is conditioned on the Participant’s satisfaction in full to the Company of the aggregate Option Price of those Shares and the required tax withholding related to such exercise.

4.     Termination; Other Events.
Except as provided below, the Option shall terminate and be forfeited upon Termination of the Participant, and upon such termination and forfeiture of the Option; no Shares may thereafter be purchased under the Option. The Participant acknowledges that an important and material purpose of this Agreement, as a matter of the internal affairs of the Company, is to ensure that Participant’s interests and those of the Company remain aligned. This is achieved by Participant agreeing to avoid Detrimental Activity during the life of the Option and for a period of twelve (12) months after the later of Participant’s (i) Termination or (ii) receipt of cash payment(s) or Shares hereunder. Avoidance of Detrimental Activity in accordance with the terms of this Agreement is understood to be a precondition to entitlement and retention of any award under this Agreement. Notwithstanding anything contained in this Agreement, the Option shall not be exercised after the Expiration Date.
(a)    Termination by Participant. Upon Termination of the Participant by the Participant for any reason (other than a Termination under circumstances described in paragraph (c), (d), (e) or (f) of this Section 4 or other than an event described in paragraph (b) of this Section 4), the Option, to the extent exercisable as of the date of such Termination, shall thereafter be exercisable for a period of 90 days from the date of such Termination or until the Expiration Date, if earlier. Any portion of the Option that is not exercisable as of the date of such Termination shall be immediately forfeited on such date. For the avoidance of doubt, Section 15.1(a) of the Plan shall not apply to the Option to the extent such provision conflicts with this Section 4(a).
(b)    Death and Disability. In the event of the Participant’s death or Disability, any outstanding portion of the Option shall thereafter be immediately vested and exercisable for all or any portion of the full number of Shares available for purchase under the Option and shall remain exercisable until the Expiration Date.
(c)    Retirement. Upon Termination of the Participant at or after attainment of age fifty-five and five years of completed service and six months of service from the Grant Date (“Retirement”), then the Option shall continue to vest according to the vesting schedule set forth in the Grant Notice and the number of Shares underlying portions of the Option that have vested or become vested during this period will be available for purchase under the Option until the Expiration Date.
(d)    Termination for Cause. Upon Termination of the Participant by the Company, a Subsidiary or an Affiliate for Cause (as defined below), any portion of the Option, whether vested or unvested, that has not been exercised shall immediately terminate.
(e)    Termination by the Company without Cause. Upon Termination of the Participant by the Company or a Subsidiary or Affiliate without Cause (other than a Termination under circumstances described in paragraph (c), (d) or (f) of this Section 4 or other than an event described in paragraph (b) of this Section 4), (i) a portion of the Option shall vest and become exercisable as of the date of such Termination, determined by multiplying the number of Shares subject to the Option by a fraction, the numerator of which is the number of days Participant was employed by the Company or a Subsidiary or Affiliate (up to and including the date of such Termination) during the full vesting period and the denominator of which the number of days in the full vesting period, reduced by the number of Shares subject to the portion of the Option that has already vested by its terms prior to the date of such Termination and (ii) to the extent exercisable as of the date of such Termination (including those Shares subject to the portion of the Option that become vested and exercisable pursuant to this Section (4)(e)), the Option shall thereafter be exercisable for a period of 90 days from the date of such Termination or until the Expiration Date, if earlier. Any portion of the Option that is not exercisable as of the date of such Termination (and that does not become vested and exercisable pursuant to this Section 4(e) as of the date of such Termination) shall be immediately forfeited on such date. For the avoidance of doubt, (i) Section 15.1(a) of the Plan shall not apply to the Option to the extent such provision conflicts with this Section 4(e) and (ii) if a Participant is eligible for Retirement pursuant to paragraph (c) of this Section 4 at the time the Participant otherwise would experience a Termination pursuant to paragraph (a) or this paragraph (e) of this Section 4, the Participant’s Termination shall be deemed a Retirement and the provisions of paragraph (c) with respect to the Option shall prevail and be given effect. In the event the Participant is eligible for Retirement pursuant to paragraph (c) of this Section 4 at the time the Participant otherwise dies or experiences a Disability pursuant to paragraph (b) of this Section 4 or at the time the Participant otherwise experiences a Termination pursuant to paragraphs (d) or (f) of this Section 4, such Termination shall not be deemed a Retirement and paragraph (b), (d) or (f), as applicable, shall prevail and be given effect.
(f)    Change of Control. Notwithstanding any contrary provisions of this Section 4, if a Change of Control occurs, and, upon or following the Change of Control and prior to the second (2nd) anniversary of such Change of Control, the Participant incurs a Termination, either by the Company, a Subsidiary or an Affiliate without Cause, or by the Participant for Good Reason (as defined below), then the Option shall thereafter be vested and exercisable for all or any portion of the full number of Shares available for purchase under the Option until the first anniversary of the date of such Termination or until the Expiration Date, if earlier. For the avoidance of doubt, Section 15.1(b) of the Plan shall not apply to the Option to the extent such provision conflicts with this Section 4(f).
(g)    Detrimental Activity. If, at any time during Participant’s employment by the Company, any Affiliate or a Subsidiary or within the later of (i) twelve (12) months after the Participant’s Termination or (ii) twelve (12) months after Participant is delivered Shares or cash payment(s) pursuant to the Award under this Agreement, Participant engages in any Detrimental Activity, then the Company may rescind any portion of the Award distributed to the Participant within the twenty-four (24) month period immediately prior to the Participant’s engagement in Detrimental Activity and/or pursue any other remedies allowed under applicable law. In the event of such a rescission, any portion of the Option, whether vested or unvested, that has not been exercised shall immediately terminate for no additional consideration by the Company and Participant will have no rights in same, and Participant shall promptly repay or return to the Company any cash payment(s) and Shares that have been paid or issued to Participant by the Company pursuant to this Agreement within the twenty-four (24) month period immediately prior to the Participant’s engagement in Detrimental Activity. If any such Shares are no longer held by Participant then Participant shall pay the Company a sum equal to the Fair Market Value of the Shares at the time they were sold or otherwise conveyed to another party by Participant. This Section 4(g) shall be construed to supplement, and not contradict, replace or eliminate, any remedies available to the Company under Section 14, or otherwise available under applicable law. This Section 4(g) or any portion hereof shall not apply (i) after the Participant’s Termination if the Participant resides or works for the Company in California at the time Participant executes this Agreement and engages in any Detrimental Activity described in clause (i) or (ii) of such term, or (ii) to the extent this Section 4(g) or any portion hereof is otherwise unlawful.
(h)    Business Days. If the relevant date until which the Option would otherwise be exercisable specified in Section 4 (a), (b), (c), (e) or (f) hereof is not a business day on which the main office of Visa Inc. is open for business, such relevant date shall be deemed to be the immediately next following such business day for purposes of such section. Notwithstanding the foregoing provisions of this Section 4, in no event may the Option be exercised after the Expiration Date.
5.     Non-Transferability of the Option.
The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and is exercisable, during the lifetime of the Participant, only by the Participant; provided, however, that the Company may, in its discretion, permit the Option to be transferred subject to such conditions and limitations as the Company may impose. Notwithstanding the foregoing, during the Participant’s lifetime, the Option may be transferred to and exercised by the Participant’s former spouse pursuant to a domestic relations order which is approved by the Company, in accordance with any procedures, and subject to any limitations, as the Company may prescribe and subject to applicable law.
6.     Taxes and Withholdings.
At the time of receipt of Shares upon the exercise of all or any part of the Option or such earlier date on which the value of the Option otherwise becomes includible in the Participant’s gross income for income tax purposes or on which taxes are otherwise payable, the Participant authorizes any Tax Withholding Obligations (as defined below) with respect to such Option to be satisfied by the Company by any means to the extent permitted by the Plan and applicable law, including but not limited to the following: (1) through a sale arranged by the Company through a securities broker (on the Participant's behalf pursuant to this authorization) without further consent from the Participant and the remittance of the cash proceeds of such sale to the Company, under which the Company is authorized and directed by the Participant to make payment from the cash proceeds of the sale directly to the appropriate taxing authorities in an amount equal to the Tax Withholding Obligations; (2) withholding Shares otherwise issuable to the Participant upon exercise of the Option; provided, however, that the amount of any Shares so withheld shall not exceed the sum of all statutory maximum rates in the Participant’s applicable jurisdiction with respect to the Option, as determined by the Company, subject to any limitations as the Committee may prescribe and subject to applicable law, based on the Fair Market Value of the Shares on the payment date; or (3) withholding the Tax Withholding Obligations from the Participant’s wages or other cash compensation payable to the Participant by the Company, a Subsidiary, or an Affiliate, if determined to be necessary or appropriate by the Company. The Company, a Subsidiary or an Affiliate may, in the discretion of the Committee, provide for alternative arrangements to satisfy applicable tax withholding requirements in accordance with Article XVII of the Plan and applicable law.
Tax Withholding Obligations means the minimum tax or social insurance obligations required by law to be withheld in respect of the Option, or such other withholding amount (a “Greater Amount”), up to the sum of all applicable statutory maximum rates (provided, in the case of a Participant who is an “officer” of the Company as defined in Rule 16a-1(f) promulgated pursuant to the Exchange Act (or any successor rule), that such Greater Amount is approved in advance by the Committee or the Board).
Regardless of any action the Company, an Affiliate and/or a Subsidiary takes with respect to any or all tax withholding (including social insurance contribution obligations, if any), the Participant acknowledges that the ultimate liability for all such taxes is and remains the Participant’s responsibility (or that of the Participant’s beneficiary, if applicable), and that none of the Company, an Affiliate and /or a Subsidiary: (a) makes any representations or undertakings regarding the treatment of any tax withholding in connection with any aspect of the Option, including the grant, vesting or exercise thereof, the subsequent sale of Shares and the receipt of any dividends; or (b) commits to structure the terms of the Option or any aspect of the Option to reduce or eliminate the Participant’s (or the Participant’s beneficiary’s) liability for such tax.
7.     No Rights as a Shareholder.
Neither the Participant nor any other person shall become the beneficial owner of the Shares subject to the Option, nor have any rights to dividends or other rights as a shareholder with respect to any such Shares, until the Participant has actually received such Shares following the exercise of the Option in accordance with the terms of the Plan and this Agreement.
8.     No Right to Continued Employment.
Neither the Option nor any terms contained in this Agreement shall confer upon the Participant any rights or claims except in accordance with the express provisions of the Plan and this Agreement, and they shall not give the Participant any express or implied right to be retained in the employment or service of the Company or any Subsidiary or Affiliate for any period or in any particular position or at any particular rate of compensation, nor restrict in any way the right of the Company or any Subsidiary or Affiliate, which right is hereby expressly reserved, to modify or terminate the Participant’s employment or service at any time for any reason. The Participant acknowledges and agrees that any right to exercise the Option is earned only by continuing as an employee of the Company or a Subsidiary or Affiliate at the will of the Company or such Subsidiary or Affiliate, or satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired, being granted the Option or acquiring Shares hereunder.
9.     The Plan.
By accepting any benefit under this Agreement, the Participant and any person claiming under or through the Participant shall be conclusively deemed to have indicated Participant’s acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and this Agreement and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan. Unless defined herein, capitalized terms are used herein as defined in the Plan. Subject to Sections 4(a), 4(e) and 4(f) of this Agreement, in the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such rules, policies and regulations as may from time to time be adopted by the Committee. The Plan and the prospectus describing the Plan can be found on the Company’s Human Resources intranet site. A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at 900 Metro Center Blvd., Foster City, California 94404, Attention: Stock Plan Administrator.
10.    Certain Defined Terms.
For purposes of this Agreement, the following terms shall have the meanings set forth below:
(a)    “Cause” means: (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) the commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company, a Subsidiary or an Affiliate; (iii)

fraud, misappropriation or embezzlement; (iv) a material breach of the Participant’s employment agreement or offer letter (if any) with the Company, a Subsidiary or an Affiliate; (v) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Participant (other than any such failure resulting from incapacity due to physical or mental illness); provided, however, that following a Change of Control, any such failure will only serve as the basis for a Termination for Cause if it is willful; or (vi) any illegal act detrimental to the Company, a Subsidiary or an Affiliate.
(b)    “Detrimental Activity” means: (i) providing services or material assistance to any payments business that is in competition with the payments business of the Company in the United States or any other country where the Company does business; (ii) soliciting or knowingly inducing a Company customer that Participant had material dealings with or was provided confidential information about while employed with the Company to cease or reduce doing business with the Company or to divert a business opportunity related to the Company’s line of business to another party; or, (iii) soliciting or knowingly inducing an employee of the Company that Participant gained knowledge of while employed with the Company to leave the employment of the Company. Detrimental Activity is not intended to include (I) duly authorized activity undertaken for the benefit of the Company in the ordinary course of Participant’s employment duties for the Company, (II) employment with an independently operated subsidiary, division, or unit of a diversified corporation so long as the independently operated business unit at issue is truly independent and does not compete in any way with the Company; or, (III) holding a passive and non-controlling ownership interest of less than 5% of the stock or other securities of a publicly traded company.
(c)    “Disability” shall have the meaning of the Company’s, a Subsidiary’s or an Affiliate’s long-term disability plan under which the Participant is covered from time to time, provided that, to the extent required to avoid accelerated taxation and/or tax penalties under Code Section 409A, a Disability shall be deemed to have occurred only if such Disability constitutes a “disability” within the meaning of Code Section 409A.
(d)    “Good Reason” means: (i) a diminution in the Participant’s annual base salary, annual incentive opportunity or annual long-term incentive award opportunity, as applicable, in effect immediately prior to the Change of Control; (ii) the assignment to the Participant of any duties inconsistent with the Participant’s positions (including status, offices, titles and reporting requirements), authority, duties or responsibilities from those in effect immediately prior to such Change of Control or any action by the Company that results in a diminution in any of the foregoing from those in effect immediately prior to such Change of Control, or (iii) the Company, a Subsidiary or an Affiliate requires the Participant to change the Participant’s principal location of work to a location that is in excess of fifty (50) miles from the location thereof immediately prior to the Change of Control. Notwithstanding the foregoing, a Termination by a Participant for Good Reason shall not have occurred unless (i) the Participant gives written notice to the Company, a Subsidiary or an Affiliate, as applicable, of Termination within thirty (30) days after the Participant first becomes aware of the occurrence of the circumstances constituting Good Reason, specifying in reasonable detail the circumstances constituting Good Reason, (ii) the Company, the Subsidiary or the Affiliate, as the case may be, has failed within thirty (30) days after receipt of such notice to cure the circumstances constituting Good Reason, and (iii) the date of Participant’s Termination occurs no later than sixty (60) days after the date such notice was given.

11.    Compliance with Laws and Regulations.
(a)    The Option and the obligation of the Company to sell and deliver Shares hereunder shall be subject in all respects to: (i) all applicable federal and state laws, rules and regulations; and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Option may not be exercised if its exercise, or the receipt of Shares pursuant thereto, would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.
(b)    It is intended that the Shares received upon the exercise of the Option shall have been registered under the Securities Act. If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with federal and state securities laws.
(c)    If at the time of exercise of all or part of the Option, the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the Shares acquired under this Agreement for the Participant’s own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold; or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.
12.    Notices and Consent to Service of Process.
Any notice or other communication provided for hereunder shall be made in writing and deemed given (a) three days after being deposited in the U.S. mail, first class, postage prepaid, certified receipt requested, or (b) when delivered by a nationally recognized overnight courier which provides confirmation of delivery. All notices by the Participant or the Participant’s successors or permitted assigns shall be addressed to the Company at 900 Metro Center Blvd., Foster City, California 94404, Attention: Stock Plan Administration, or such other address as the Company may from time to time specify, and any notice that involves service of legal process on the Company shall be directed to Company’s Registered Agent for purposes of service of legal process. All notices and service of legal process to the Participant shall be addressed to the Participant at the Participant’s last known address in the Company's records or such forwarding address as Participant may provide to the Company in writing and in accordance with this Section 12.
13.    Other Plans.
The Participant acknowledges that any income derived from the exercise of the Option shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Subsidiary or Affiliate.
14.    Clawback Policy.
Notwithstanding any other provision of this Agreement to the contrary, any cash incentive compensation received by the Participant, Option granted and/or Shares issued hereunder, and/or any amount received with respect to any sale of any such Shares, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Clawback Policy, as it may be amended from time to time (the “Policy”). The Participant agrees and consents to the Company’s application, implementation and enforcement of (a) the Policy or any similar policy established by the Company, a Subsidiary or an Affiliate that may apply to the Participant and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policy, any similar policy (as applicable to the Participant) or applicable law without further consent or action being required by the Participant. To the extent that the terms of this Agreement and the Policy or any similar policy conflict, then the terms of such policy shall prevail.
15.    Rights of Participant.
In accepting the Award, the Participant acknowledges that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, suspended or terminated by the Company at any time, as provided in the Plan and this Agreement;
(b)    the grant of the Option is voluntary and occasional and does not create any contractual or other right for the Participant or any other person to receive future grants of options, or benefits in lieu of options;
(c)    all decisions with respect to any future grants will be at the sole discretion of the Company;
(d)    the Option does not constitute compensation of any kind for services of any kind rendered to the Company, its Affiliates and /or Subsidiaries, and is not part of the terms and conditions of the Participant’s employment;
(e)    no provision of this Agreement or of the Option granted hereunder shall give the Participant any right to continue in the employ of the Company or any Affiliate or Subsidiary, create any inference as to the length of employment of the Participant, affect the right of an employer to terminate the employment of the Participant, with or without Cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan);
(f)    if the Participant ceases to be an employee of the Company or any Affiliate or Subsidiary for any reason, the Participant shall not be entitled by way of compensation for loss of office or otherwise howsoever to any sum or other benefit to compensate the Participant for the loss of any rights under this Agreement or the Plan;
(g)    notwithstanding any terms or conditions of the Plan to the contrary, in the event of termination of the Participant’s employment for any reason other than a Termination pursuant to which accelerated or continued vesting occurs as provided in Section 4 hereof or pursuant to which such termination of employment is deemed not to be a Termination in the Committee’s discretion under the Plan, the Participant’s right to vest in the Option under the Plan, if any, will terminate immediately on the date that the Participant is no longer actively employed by the Company, any Affiliate or any Subsidiary, and, in any case, will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); and
(h)    notwithstanding any provisions in this Agreement, the Option granted hereunder shall be subject to any special terms and conditions for Participant’s country set forth in the Addendum attached hereto as Exhibit A. Moreover, if Participant relocates to one of the countries included in the Addendum, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Agreement.
16.    Data Protection.
(a)    The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this document by and among, as applicable, the Company, its Affiliates and its Subsidiaries (“the Group”) for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
(b)    The Participant acknowledges that the Group holds certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, details of all Options or any other entitlement to Shares outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).
(c)    The Participant acknowledges and agrees that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country of residence or elsewhere, and that the recipient’s country of residence may have different data privacy laws and protections than those of the Participant’s country. In particular, the Company may transfer Data to the broker or stock plan administrator assisting with the Plan, to the Company’s legal counsel and tax/accounting advisor, and to the Subsidiary or Affiliate that is Participant’s employer and its payroll provider. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired.
(d)    The Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. The Participant understands, however, that refusing or withdrawing the Participant’s consent will affect the Participant’s ability to participate in the Plan; without providing consent, the Participant will not be able to participate in the Plan or realize benefits (if any) from the Option. The Participant should also refer to the Visa Inc. Global Privacy Policy (which is available to Participant separately and may be updated from time to time) for more information regarding the collection, use, storage, and transfer of the Participant’s Data.
17.    Choice of Law and Forum / Consent to Jurisdiction.
In order to maintain uniformity in the interpretation of this Agreement across the Company’s operations in many different locations, the parties have expressly agreed that this Agreement shall be governed by and enforced under the laws of the State of Delaware, without regard to any contrary principles of conflict of laws of Delaware or another state, to the maximum extent permitted by law. The parties further agree that any legal action, suit or proceeding arising from or related to this Agreement shall be instituted exclusively in a state or federal court of competent jurisdiction located in Delaware, to the maximum extent permitted by law. The parties consent to the personal jurisdiction of such Delaware courts over them, waive all objections to the contrary, and waive any and all objections to the exclusive location of legal proceedings in Delaware (including, without limitation, any objection based on cost, convenience or location of relevant persons), to the maximum extent permitted by law. The parties further agree that there shall be a conclusive presumption that this Agreement has a significant, material and reasonable relationship to the State of Delaware.
18.    Code Section 409A.
The Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A. Notwithstanding anything contained herein to the contrary, if at any time the Committee determines that the Option (or any portion thereof) may be subject to Code Section 409A, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify the Participant or any other person for failure to do so) to modify the Option or take any other actions, as the Committee determines are necessary or appropriate, either for the Option to be exempt from the application of Code Section 409A or to comply with the requirements of Code Section 409A.
19.    Acceptance.
The Participant must accept or reject Participant’s award under this Agreement no later than ninety (90) days after the Grant Date (“Acceptance Period”). If the Participant accepts the Award within the Acceptance Period, Participant will be deemed to have agreed to the terms and conditions set forth in this Agreement, the terms and conditions of the Plan, and the Addendum with Additional Country Specific Terms and Conditions attached as Exhibit A, all of which are made part of this Agreement. If the Participant fails to accept the Award under this Agreement during the Acceptance Period, the Award may be cancelled and of no further effect, in which case the Participant shall have no rights to the Award. By accepting the Award, the Participant also agrees to sign any additional agreements, forms and/or consents that reasonably may be requested by the Company (or the Company’s designated broker, including, without limitation, Merrill) to effectuate the administration of the Award (including, without limitation, for the designated broker to sell Shares in accordance with Section 6 to satisfy the Participant’s Tax Withholding Obligations) and shall otherwise cooperate with the Company with respect to such matters.